As filed with the Securities and Exchange Commission on December 19, 2018

Registration No. 333-228457

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1 TO

FORM F-3
REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COSTAMARE INC.

(Exact Name of Registrant as Specified in its Charter)

Not Applicable
(Translation of Registrant’s Name into English)

Republic of the Marshall Islands	N/A
(State or other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

7 rue du Gabian
MC 98000 Monaco
+377 93 25 09 40
(Address and telephone number of Registrant’s principal executive offices)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, Delaware 19711

(302) 738-6680
(Name, address and telephone number of agent for service)

With Copies to:

 D. Scott Bennett, Esq.

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, New York 10019

(212) 474-1000

Approximate Date of Commencement of Proposed Sale of the Securities to the Public: From time to time after the effective date of this Registration Statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405. ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Common Stock, including preferred stock purchase rights, par value $0.0001 per share	7,600,000	$4.83	$36,708,000	$4,449.01(3)

(1)	Including an indeterminate number of common stock that may be issued by Costamare Inc. with respect to such common stock by way of a stock dividend, stock split or in connection with a stock combination, recapitalization, merger, consolidation or otherwise. To the extent that separate consideration is received for any such securities, the aggregate amount of such consideration will be included in the aggregate offering price of all securities sold. Rights to purchase preferred stock initially will trade together with the common stock. The value attributable to the rights, if any, will be reflected in the price of the common stock.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(oc) under the Securities Act of 1933, as amended. The price per unit and proposed maximum aggregate offering price are based on the average of the high and low sale prices per share of the common stock on December 14, 2018 as reported on the New York Stock Exchange.
(3)	The Company has previously paid $3,672.36 of the registration fee.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 19, 2018.

PROSPECTUS

7,600,000 Shares

Common Stock

Costamare Inc.

This prospectus relates to the possible resale, from time to time, of up to 7,600,000 shares of our common stock, par value $0.0001 per share, by the selling shareholders named herein or their pledgees, donees, transferees or other successors in interest. We will not receive any of the proceeds from any such sales of common stock. Such common stock may also be sold in transactions exempt from registration under the Securities Act of 1933 (the “Securities Act”), rather than under this prospectus.

The shares of common stock covered by this prospectus may be offered and sold from time to time in one or more transactions, which may be through one or more underwriters, dealers and agents, or directly to the purchasers. The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus. For additional information on the methods of sale that may be used by the selling shareholders, please read “Plan of Distribution”.

This prospectus describes some of the general terms that may apply to these shares of common stock and the general manner in which they may be offered. The specific terms of any common stock to be offered, and the specific manner in which they may be offered, may be described in one or more supplements to this prospectus. A prospectus supplement may also add, update or change information contained in this prospectus.

Our common stock is traded on the New York Stock Exchange under the symbol “CMRE”.

Our principal executive offices are located at 7 rue du Gabian, MC 98000 Monaco. Our telephone number at such address is +377 93 25 09 40.

Investing in our securities involves risks. Before buying any securities you should carefully read the section entitled “Risk Factors” on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2018.

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FORWARD-LOOKING STATEMENTS

All statements in this prospectus (and in the documents incorporated by reference herein) that are not statements of historical fact are “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. The disclosure and analysis set forth in this prospectus includes assumptions, expectations, projections, intentions and beliefs about future events in a number of places, particularly in relation to our operations, cash flows, financial position, plans, strategies, business prospects, changes and trends in our business and the markets in which we operate. These statements are intended as “forward-looking statements”. In some cases, predictive, future-tense or forward-looking words such as “believe”, “intend”, “anticipate”, “estimate”, “project”, “forecast”, “plan”, “potential”, “may”, “should”, “could” and “expect” and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. In addition, we and our representatives may from time to time make other oral or written statements which are forward-looking statements, including in our periodic reports that we file with the Securities and Exchange Commission (the “SEC”), other information sent to our security holders, and other written materials. We caution that these and other forward- looking statements included in this prospectus (and as of the date of the documents incorporated by reference herein) represent our estimates and assumptions as of the date of this prospectus (and in the documents incorporated by reference herein) or the date on which such oral or written statements are made, as applicable, about factors that are beyond our ability to control or predict, and are not intended to give any assurance as to future results.

Factors that might cause future results to differ include, but are not limited to, the following:

•	general market conditions and shipping industry trends, including charter rates, vessel values and the future supply of, and demand for, ocean-going containership shipping services;

•	our continued ability to enter into time charters with existing and new customers, and to re-charter our vessels upon the expiry of existing charters;

•	our contracted charter revenue;

•	our future financial condition and liquidity, including our ability to make required payments under our credit facilities, and comply with our loan covenants;

•	our ability to finance our capital expenditures, acquisitions and other corporate activities;

•	our future operating or financial results and future revenues and expenses;

•	our cooperation with our joint venture partners and any expected benefits from such joint venture arrangement;

•	the effect of a possible worldwide economic slowdown;

•	disruption of world trade due to rising protectionism or the breakdown of multilateral trade agreements;

•	disruption in the operation of certain of our managers located in Greece due to the continuing adverse economic conditions;

•	fluctuations in interest rates and currencies, including the value of the U.S. dollar relative to other currencies;

•	technological advancements and opportunities for the profitable operations of containerships;

•	the financial health of our customers, our lenders and other counterparties, and their ability to perform their obligations;

•	future, pending or recent acquisitions of vessels or other assets, business strategy, areas of possible expansion and expected capital spending or operating expenses;

•	expectations relating to dividend payments and our ability to make such payments;

•	the availability of existing vessels to acquire or newbuilds to purchase, the time that it may take to construct and take delivery of new vessels, including our newbuild vessel currently on order, or the useful lives of our vessels;

•	the availability of key employees and crew, the length and number of off-hire days, dry-docking requirements and fuel and insurance costs;

•	our anticipated general and administrative expenses, including our fees and expenses payable under our management and services agreements, as amended from time to time;

•	our ability to leverage to our advantage our managers’ relationships and reputation within the container shipping industry;

•	our ability to maintain long-term relationships with major liner companies;

•	environmental and regulatory conditions, including changes in laws and regulations or actions taken by regulatory authorities;

•	expected cost of, and our ability to comply with, governmental regulations and maritime self-regulatory organization standards, as well as requirements imposed by classification societies and standards demanded by our charterers;

•	any malfunction or disruption of information technology systems and networks that our operations rely on or any impact of a possible cybersecurity breach;

•	risks inherent in vessel operation, including terrorism, piracy and discharge of pollutants;

•	potential disruption of shipping routes due to accidents, political events, piracy or acts by terrorists and armed conflicts;

•	potential liability from future litigation;

•	our business strategy and other plans and objectives for future operations;

•	other factors discussed in “Risk Factors” in this prospectus, and “Item 3. Key Information—D. Risk Factors” of our Annual Report on Form 20-F for the year ended December 31, 2017, filed with the SEC on February 27, 2018; and

•	other factors detailed from time to time in our periodic reports.

We undertake no obligation to update or revise any forward-looking statements contained in this prospectus, whether as a result of new information, future events, a change in our views or expectations or otherwise. New factors emerge from time to time, and it is not possible for us to predict all of these factors. Further, we cannot assess the impact of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement.

Unless we otherwise specify, when used in this prospectus the terms “Costamare”, the “Company”, “we”, “our”, “us” or similar terms refer to Costamare Inc. and its subsidiaries and/or any one of them. We use the term “twenty foot equivalent unit” or “TEU”, the international standard measure of containers, in describing the capacity of our containerships.

THE COMPANY

We are an international owner of containerships, chartering our vessels to many of the world’s largest liner companies. As of November 19, 2018, we had a fleet of 79 containerships with a total capacity of approximately 549,000 TEU, including five newbuild containerships currently under construction. As of November 19, 2018, 12 of our containerships have been acquired pursuant to the Framework Deed with York Capital Management by vessel-owning joint venture entities in which we hold a minority equity interest.

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Costamare Inc. was incorporated in the Republic of the Marshall Islands on April 21, 2008 under the Marshall Islands Business Corporations Act. We are controlled by members of the Konstantakopoulos family, which have a long history of operating and investing in the international shipping industry, including a long history of vessel ownership. We were founded in 1974 and initially owned and operated drybulk carrier vessels. In 1984 we became the first Greek-owned company to enter the containership market and, since 1992, we have focused exclusively on containerships. After assuming management of our company in 1998, Konstantinos Konstantakopoulos has concentrated on building a large, modern and reliable containership fleet run and supported by highly skilled, experienced and loyal personnel. Under Konstantinos Konstantakopoulos’s leadership, we have continued to foster a company culture focusing on excellent customer service, industry leadership and innovation.

In November 2010, we completed an initial public offering of shares of our common stock and have since offered additional shares of common stock through four follow-on offerings. Our common stock is listed on the New York Stock Exchange. On July 6, 2016, we implemented a Dividend Reinvestment Plan that offers holders of our common stock the opportunity to purchase additional shares by having their cash dividends automatically reinvested in our common stock at a discount to current market price.

We maintain our principal executive offices at 7 rue du Gabian, MC 98000 Monaco. Our telephone number at such address is +377 93 25 09 40. We maintain a website at www.costamare.com. The information contained on or linked to or from our website is not incorporated herein by reference. Our registered address in the Marshall Islands is Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960. The name of our registered agent at such address is The Trust Company of the Marshall Islands, Inc.

Additional information about the Company and its subsidiaries is included in documents incorporated by reference in this prospectus. See “Incorporation of Certain Information by Reference”.

RISK FACTORS

Investing in the common stock to be offered pursuant to this prospectus may involve a high degree of risk. You should carefully consider the important factors set forth under the heading “Risk Factors” in our most recent Annual Report on Form 20-F filed with the SEC and incorporated herein by reference and in the accompanying prospectus supplement for such issuance before investing in any common stock that may be offered. For further details, see the section entitled “Where You Can Find Additional Information”.

Any of the risk factors referred to above could significantly and negatively affect our business, results of operations or financial condition, which may reduce our ability to pay dividends and lower the trading price of our common stock. The risks referred to above are not the only ones that may exist. Additional risks not currently known by us or risks that we deem immaterial may also impair our business operations. You may lose all or a part of your investment.

SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES

We are a Marshall Islands corporation and our principal executive offices are located outside of the United States in Monaco. All of our directors and officers and some of the experts in this prospectus reside outside the United States. In addition, all or a substantial portion of our assets and the assets of our directors, officers and experts are located outside of the United States. As a result, you may have difficulty serving legal process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside of the United States, judgments you may obtain in U.S. courts against us or these persons in any action, including actions based upon the civil liability provisions of U.S. Federal or state securities laws.

Furthermore, there is uncertainty as to whether the courts of the Marshall Islands, Monaco or other countries where our directors may reside would enter judgments in original actions brought in those courts predicated on U.S. Federal or state securities laws.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a shelf registration process. This prospectus relates to the possible resale, from time to time, of up to 7,600,000 shares of our common stock, par value $0.0001 per share, by the selling shareholders named herein or their pledgees, donees, transferees or

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other successors in interest. This prospectus provides you with a general description of the common stock such selling shareholders may offer. This prospectus does not cover the issuance of any of our common stock by us to the selling shareholders, and we will not receive any of the proceeds from any sale of common stock by the selling shareholders. Except for underwriting discounts and selling commissions, if any, transfer taxes, if any, and the fees and expenses of any underwriters, dealers or agents, we have agreed to pay the expenses incurred in connection with the registration of the common stock owned by the selling shareholders covered by this prospectus.

Each time the selling shareholders, or their pledgees, donees, transferees or other successors in interest, sell common stock, we will provide you with this prospectus, and in some cases a prospectus supplement that will contain specific information about the terms of a particular offering. That prospectus supplement may include additional risk factors or other special considerations applicable to that particular common stock. Any prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information contained in this prospectus and any prospectus supplement, you should rely on the information contained in that particular prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Incorporation of Certain Information by Reference” and “Where You Can Find Additional Information”.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the offer and sale of shares of common stock pursuant to this prospectus. For purposes of this section, the term “registration statement” means the original registration statement and any and all amendments, including the schedules and exhibits to the original registration statement and any amendments. This prospectus, filed as a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules thereto in accordance with the rules and regulations of the SEC and no reference is hereby made to such omitted information. Statements made in this prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of all of the material terms of such contracts, agreements or documents, but do not repeat all of their terms. Reference is made to each such exhibit for a more complete description of the matters involved and such statements shall be deemed qualified in their entirety by such reference. The SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. For further information pertaining to the shares of common stock offered by this prospectus and Costamare, reference is made to the registration statement.

We are subject to the information and periodic reporting requirements of the Exchange Act of 1934, as amended (the “Exchange Act”), and we file periodic reports and other information with the SEC. These periodic reports and other information are available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referred to above. As a “foreign private issuer”, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to stockholders, but we are required to furnish certain proxy statements to stockholders under New York Stock Exchange (“NYSE”) rules. Those proxy statements are not expected to conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a “foreign private issuer”, we are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Any information that we file later with the SEC and that is deemed incorporated by reference will also be considered to be part of this prospectus and will automatically update and supersede the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus.

This prospectus incorporates by reference the following documents:

•	our Annual Report on Form 20-F for the year ended December 31, 2017, filed with the SEC on February 27, 2018;
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•	our Reports on Form 6-K, furnished to the SEC on May 1, 2018, May 10, 2018, July 9, 2018, July 24, 2018, August 3, 2018, October 4, 2018, October 24, 2018 and November 2, 2018; and

•	the description of our common stock contained in our registration statement on Form 8-A (File No. 001-34934), filed with the SEC on October 27, 2010 which incorporates by reference the description of our common stock contained in our registration statement on Form F-1 (File No. 333-170033), as amended, filed with the SEC on October 20, 2010, and any amendments or reports filed updating that description.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of the initial registration statement filing and prior to the effectiveness of the registration statement and after the date of this prospectus (in each case, if such Form 6-K states that it is incorporated by reference into this prospectus) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated. In all cases, you should rely on the later information over different information included in this prospectus or any accompanying prospectus supplement.

In accordance with Rule 402 of Regulation S-T, the XBRL-related information in Exhibit 101 to our Annual Report on Form 20-F and our Reports on Form 6-K will not be deemed to be incorporated by reference into any registration statement or other document filed under the Securities Act, except as will be expressly set forth by specific reference in such filing.

We will provide, free of charge upon written or oral request, to each person to whom this prospectus is delivered, including any beneficial owner of the securities, a copy of any or all of the information that has been incorporated by reference into this prospectus, but which has not been delivered with the prospectus. Copies of these documents also may be obtained on the “Investors” section of our website at www.costamare.com. The information contained on or linked to or from our website is not incorporated by reference into this prospectus and should not be considered part of this prospectus. Requests for such information should be made to us at the following address:

Costamare Inc.
7 rue du Gabian
MC 98000 Monaco
Telephone: 377 93 25 09 40
Attention: Anastassios Gabrielides

You should assume that the information appearing in this prospectus and any accompanying prospectus supplement, as well as the information we previously filed with the SEC and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.

USE OF PROCEEDS

We will not receive any of the proceeds from any sale of common stock by the selling shareholders, or by their respective pledgees, donees, transferees or other successors in interest.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization and indebtedness will be set forth in a prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

DESCRIPTION OF CAPITAL STOCK

A description of our common stock can be found in our registration statement on Form 8-A (File No. 001-34934), filed with the SEC on October 27, 2010 which incorporates by reference the description of our common stock contained in our registration statement on Form F-1 (File No. 333-170033), as amended, filed with the SEC on October 20, 2010, and any amendments or reports filed updating that description.

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SELLING SHAREHOLDERS

The selling shareholders named below may offer from time to time in the future up to an aggregate of 7,600,000 shares of our common stock. On November 12, 2018, Costamare entered into a share purchase agreement (the “Share Purchase Agreement”) to acquire the ownership interest held by York Capital Management Global Advisors LLC and its affiliate Sparrow Holdings, L.P. (collectively, “York”) in five jointly owned vessel-owning companies, namely Benedict Maritime Co., Bertrand Maritime Co., Beardmore Maritime Co., Schofield Maritime Co. and Fairbank Maritime Co., which had been formed pursuant to the Framework Deed dated May 15, 2013 as amended and restated on May 18, 2015 and as further amended on June 12, 2018 among Costamare, a wholly owned subsidiary of Costamare and York. The Share Purchase Agreement permits Costamare, upon serving a share settlement notice at any time within six months of the effective date of this registration statement, to elect to pay a portion of the consideration under the Share Purchase Agreement in Costamare common stock (the “Option”). The number of shares issued upon the exercise of the Option will be calculated using a share price equal to the lesser of: (i) the closing price of Costamare common stock on the date immediately prior to the date of the share settlement notice and (ii) the volume weighted average price (rounded to four decimals) of Costamare common stock as quoted on the NYSE during the regular trading hours on each of the thirty trading days ending on the date prior to the date of the relevant share settlement notice. The amount of common stock, if any, that the selling shareholders can offer for resale in the future will depend on whether, and to what extent, Costamare exercises its Option under the Share Purchase Agreement.

The following table sets forth, based on information provided to us by York, the selling shareholders’ maximum beneficial ownership of our common stock assuming we issue the total amount of shares covered by this prospectus upon the full exercise of the Option. The number and percentage of shares beneficially owned after this offering for each selling shareholder assumes that we exercise in full the Option and issue the total number of shares covered by this prospectus and each selling shareholder sells all of its shares covered by the prospectus and no selling shareholder acquires any additional common stock. Information in the table below with respect to maximum beneficial ownership has been furnished by each of the selling shareholders. Beneficial ownership is determined in accordance with the rules and regulations of the SEC.

Information concerning the selling shareholders may change from time to time. Any changes to the information provided below will be set forth in a supplement to this prospectus, in a post-effective amendment or in filings we make with the SEC under the Exchange Act, which are incorporated by reference into this prospectus if and when necessary.

For purposes of the table below, we have assumed that, following the exercise of the Option in full and the issuance of the total amount of shares covered by this prospectus, there will be 119,914,630 shares of common stock outstanding.

	Maximum Common Stock to be Beneficially Owned		Common Stock Being Sold	Common Stock Beneficially Owned Immediately Following Such Sales
	Shares	%	Shares	Shares	%
York European Focus Master Fund, L.P.(1)	239,320	*	239,320	—	—
York European Distressed Credit Fund, L.P.(1)	1,465,045	1.22	1,465,045	—	—
York Multi-Strategy Master Fund, L.P.(1)	1,501,766	1.25	1,501,766	—	—
York European Opportunities Investments Master Fund, L.P.(1)	805,332	*	805,332	—	—
York Capital Management, L.P.(1)	1,035,788	*	1,035,788	—	—
Exuma Capital, L.P.(1)	59,513	*	59,513	—	—
York Credit Opportunities Investments Master Fund, L.P.(1) (2)	2,040,917	1.70	1,396,668	644,249	*
York Credit Opportunities Fund, L.P.(1) (2)	1,602,319	1.34	1,096,568	505,751	*
Total	8,750,000	7.30%	7,600,000	1,150,000	—

*	Less than 1.0% of our outstanding common stock.

(1)	York Capital Management Global Advisors, LLC, a New York limited liability company (YGA), is the sole managing member of (i) Dinan Management, L.L.C., a New York limited liability company and the general partner of York Capital Management, L.P., a Delaware limited partnership (York Capital) and York Multi-Strategy Master Fund, L.P., a Cayman
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Islands exempted limited partnership (York Multi-Strategy), (ii) York Credit Opportunities Domestic Holdings, L.L.C, a New York limited liability company and the general partner of York Credit Opportunities Fund, L.P., a Delaware limited partnership (York Credit Opportunities) and York Credit Opportunities Investments Master Fund, L.P., a Cayman Islands exempted limited partnership (York Credit Opportunities Master), (iii) York European Opportunities Domestic Holdings, LLC, a New York limited liability company and the general partner of York European Opportunities Investment Master Fund, L.P., a Cayman Islands exempted limited partnership (York European Opportunities), (iv) York European Distressed Credit Holdings, LLC, a New York limited liability company and the general partner of York European Distressed Credit Fund, L.P., a Cayman Islands exempted limited partnership (York European Distressed Opportunities) and (v) York European Focus Domestic Holdings, LLC, a New York limited liability company and the general partner of York European Focus Master Fund, L.P., a Cayman Islands exempted limited partnership (York European Focus) and exercises investment discretion over each of York Capital, York Multi Strategy, York Credit Opportunities, York Credit Opportunities Master, York European Opportunities, York European Distressed Opportunities and York European Focus, and, accordingly, may be deemed to have beneficial ownership over the Company’s common stock directly owned by such entities.

(2)	As of December 19, 2018, York Credit Opportunities Investment Master Fund, L.P. and York Credit Opportunities Fund, L.P. owned 644,249 shares of the Company’s common stock and 505,751 shares of the Company’s common stock, respectively.

PLAN OF DISTRIBUTION

Any selling shareholder, or their pledgees, donees, transferees or other successors in interest, may offer and sell, from time to time, the shares of common stock covered by this prospectus and any applicable prospectus supplement. We have registered the common stock covered by this prospectus for offer and sale to permit the selling shareholders to sell such common stock without restriction in the open market. Registration of the common stock covered by this prospectus does not mean, however, that these common stock necessarily will be offered or sold.

The common stock covered by this prospectus may be sold from time to time, in one or more transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale or at negotiated prices, by a variety of methods including the following:

•	on the NYSE or any other national securities exchange or in a U.S. inter-dealer system of a registered national securities association on which our common stock may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in privately negotiated transactions;

•	in an exchange distribution in accordance with the rules of the applicable exchange;

•	as settlement of short sales entered into after the date of the prospectus;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through broker-dealers, who may act as agents or principals;

•	through sales “at the market” to or through a market-maker;

•	in a block trade, in which a broker-dealer will attempt to sell a block as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through one or more underwriters on a firm commitment or best-efforts basis;

•	directly to one or more purchasers;

•	through agents;
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•	in options transactions;

•	over the Internet;

•	any other method permitted pursuant to applicable law; or

•	in any combination of the above.

In effecting sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:

•	purchases of the common stock by a broker-dealer as principal and resales of the common stock by the broker-dealer for its account pursuant to this prospectus;

•	ordinary brokerage transactions; or

•	transactions in which the broker-dealer solicits purchasers.

In addition, the selling shareholders, or their pledgees, donees, transferees or other successors in interest, may sell any common stock covered by this prospectus in private transactions or under Rule 144 of the Securities Act, as amended, rather than pursuant to this prospectus.

In connection with the sale of common stock covered by this prospectus, broker-dealers may receive commissions or other compensation from the selling shareholders in the form of commissions, discounts or concessions. Broker-dealers may also receive compensation from purchasers of the common stock for whom they act as agents or to whom they sell as principals or both. Compensation as to a particular broker-dealer may be in excess of customary commissions or in amounts to be negotiated. In connection with any underwritten offering, underwriters may receive compensation in the form of discounts, concessions or commissions from the selling shareholders or from purchasers of the common stock for whom they act as agents. Underwriters may sell the common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The selling shareholders and any underwriters, broker-dealers or agents that participate in the distribution of the common stock may be deemed to be “underwriters” within the meaning of the Securities Act, as amended, and any profit on the sale of the common stock by them and any discounts, commissions or concessions received by any of those underwriters, broker-dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act, as amended.

In connection with the distribution of the common stock covered by this prospectus or otherwise, the selling shareholders, or their pledgees, donees, transferees or other successors in interest, may enter into hedging transactions with broker-dealers or other financial institutions to the extent permitted by our trading policy. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our common stock in the course of hedging the positions they assume with the selling shareholders. The selling shareholders may also sell common stock short and deliver the common stock offered by this prospectus to close out the short positions. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions, which require the delivery to such broker-dealer or other financial institution of common stock offered by this prospectus, which common stock such broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction. The selling shareholders may also from time to time pledge common stock pursuant to the margin provisions of any customer agreements with brokers. Upon default, the broker may offer and sell such pledged common stock from time to time pursuant to this prospectus, as supplemented or amended to reflect such transaction. In addition, the shares may be sold by banks to hedge derivative positions entered into with those banks by the selling shareholders, relating to their shares, to the extent any such transactions are permitted under their trading policy.

At any time a particular offer of the common stock covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of common stock covered by this prospectus being offered and the terms of the offering, including the expected issue price or method of determining the price, the time period during which the offer will be open and whether the purchase period may

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be extended or shortened, the method and time limits for paying up and delivering common stock, name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from the selling shareholders, any discounts, commissions or concessions allowed or re-allowed or paid to dealers and the names of the selling shareholders and the number of common stock being offered by them. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the common stock covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the common stock sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

Pursuant to a requirement by the Financial Industry Regulatory Authority (“FINRA”), the maximum commission or discount to be received by any FINRA member or independent broker-dealer may not be greater than 8% of the gross proceeds received by any selling shareholder for the sale of any shares of common stock being registered pursuant to SEC Rule 415 under the Securities Act of 1933, as amended. If more than 5% of the net proceeds of any offering of common stock made under this prospectus will be received by any FINRA member participating in the offering or by affiliates or associated persons of such FINRA member or any participating member who otherwise would have a “conflict of interest” under FINRA Rules, the offering will be conducted in accordance with FINRA Rule 5121.

Underwriters, agents, brokers or dealers may be entitled, pursuant to relevant agreements entered into with the selling shareholders, to indemnification by the selling shareholders against certain civil liabilities, including liabilities under the Securities Act, as amended, that may arise from any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the underwriters, agents, brokers or dealers may be required to make.

Except for underwriting discounts and selling commissions, if any, transfer taxes, if any, and the fees and expenses of any underwriters, dealers or agents, which are to be paid by the selling shareholders, we have agreed to pay the expenses incurred in connection with the registration of the common stock owned by the selling shareholders covered by this prospectus.

EXPENSES

The following are the expenses estimated to be incurred by us in connection with a possible offering of the common stock registered under this registration statement.

SEC Registration Fee		$4,449.01
Printing	$	*
Legal Fees and Expenses	$	*
Accountants’ Fees and Expenses	$	*
NYSE Fees	$	*
Miscellaneous Costs	$	*
Total		$4,449.01

* To be provided by a prospectus supplement or as an exhibit to a Report on Form 6-K that is incorporated by reference into this prospectus.

LEGAL MATTERS

The validity of the shares of common stock offered hereby and certain other matters relating to Marshall Islands law will be passed upon for us by Cozen O’Connor, New York, New York. Certain other legal matters relating to United States law will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York.

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EXPERTS

The consolidated financial statements of Costamare Inc. appearing in Costamare Inc.’s Annual Report (Form 20-F) for the year ended December 31, 2017, and the effectiveness of Costamare Inc.’s internal control over financial reporting as of December 31, 2017 have been audited by Ernst & Young (Hellas) Certified Auditors Accountants S.A., independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing. The address of Ernst & Young (Hellas) Certified Auditors Accountants S.A. is 8B Chimarras Str., Maroussi, 15125, Athens, Greece and it is registered as a corporate body with the public register for company auditors accountants kept with the Body of Certified Auditors Accountants, or SOEL, Greece with registration number 107.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

We are a corporation of the Republic of the Marshall Islands (the “Marshall Islands”). Section 60 of the Business Corporations Act of the Marshall Islands (the “BCA”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe such person’s conduct was unlawful.

A Marshall Islands corporation also has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person or in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person’s duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

To the extent that a director or officer of a Marshall Islands corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the preceding paragraphs, or in the defense of a claim, issue or matter therein, such director or officer shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such director or officer in connection therewith. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the corporation as authorized under Section 60 of the BCA.

Section 60 of the BCA also permits a Marshall Islands corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer against any liability asserted against such person and incurred by such person in such capacity whether or not the corporation would have the power to indemnify such person against such liability under the provisions of Section 60 of the BCA.

The indemnification and advancement of expenses provided by, or granted pursuant to, Section 60 of the BCA are not exclusive of any other rights to which those seeking indemnification and advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

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The Registrant’s articles of incorporation include a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director to the fullest extent permitted by law.

The Registrant’s bylaws provide that the Registrant must indemnify, to the fullest extent permitted by applicable law, any person who was or is made or is threatened to be made a party to or a witness in or is otherwise involved in any action, suit, claim, inquiry or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Registrant) and whether formal or informal, by reason of the fact that such person, or any other person for whom such person is the legal representative, is or was a director or officer of the Registrant or is or was serving at the Registrant’s request as a director, officer, employee, trustee or agent of another entity or of a partnership, joint venture, trust, nonprofit entity or other entity (including service with respect to employee benefit plans) against all liability and loss suffered, and expenses (including attorneys’ fees) actually and reasonably incurred, by such person in connection with such action, suit, claim, inquiry or proceeding. The Registrant’s bylaws also expressly authorize the advancement of certain expenses (including attorneys’ fees and disbursements and court costs) to directors and officers and the carrying of directors’ and officers’ insurance providing indemnification for the Registrant’s directors, officers and certain employees for some liabilities.

ITEM 9.	EXHIBITS

Exhibit No.	Description

4.1	Second Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 1.1 to the Company’s Annual Report on Form 20-F filed with the SEC on March 1, 2013 (File No. 001-34934)).
4.2	First Amended and Restated Bylaws (incorporated by reference to Exhibit 1.2 to the Company’s Annual Report on Form 20-F filed with the SEC on March 1, 2013 (File No. 001-34934)).
4.3	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form F-1/A filed with the SEC on October 27, 2010 (Registration No. 333-170033)).
4.4	Stockholder Rights Agreement (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form F-1 filed with the SEC on October 20, 2010 (Registration No. 333-170033)).

5.1	Opinion of Cozen O’Connor (New York) (special counsel on Marshall Islands law to the Company) (filed previously as Exhibit 5.1 to the Company’s Form F-3 on November 19, 2018).
5.2	Opinion of Cravath, Swaine & Moore LLP (United States counsel to the Company) (filed previously as Exhibit 5.2 to the Company’s Form F-3 on November 19, 2018).

23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Cozen O’Connor (New York) (included in Exhibit 5.1).
23.3	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.2).
24.1	Powers of Attorney (included on the signature page hereto).

ITEM 10.	UNDERTAKINGS

The undersigned registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)       to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)      to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) of the Securities Act of 1933, as amended, if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

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(iii)     to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933, as amended, need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933, as amended, or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement.

That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(A)     Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)      Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in this registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)       any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

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(ii)      any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)     the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)     any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, on December 19, 2018.

Costamare Inc.

By:	/s/ Anastassios Gabrielides
	Name:	Anastassios Gabrielides
	Title:	General Counsel and Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Konstantinos Konstantakopoulos, Gregory Zikos and Anastassios Gabrielides his or her true and lawful attorney-in-fact and agent, with full powers of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, including any subsequent registration statement for the same offering which may be filed under Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on December 19, 2018.

Signature	Title

/s/ Konstantinos Konstantakopoulos	Chief Executive Officer and Chairman
(Konstantinos Konstantakopoulos)	(Principal Executive Officer)

/s/ Gregory Zikos	Chief Financial Officer and Director
(Gregory Zikos)	(Principal Financial and Accounting Officer)

/s/ Konstantinos Zacharatos	Director
(Konstantinos Zacharatos)

/s/ Charlotte Stratos	Director
(Charlotte Stratos)

/s/ Vagn Lehd Møller	Director
(Vagn Lehd Møller)

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement on December 19, 2018.

Puglisi & Associates,

By:	/s/ Donald J. Puglisi
	Name:	Donald J. Puglisi
	Title:	Managing Director

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Second Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 1.1 to the Company’s Annual Report on Form 20-F filed with the SEC on March 1, 2013 (File No. 001-34934)).
4.2	First Amended and Restated Bylaws (incorporated by reference to Exhibit 1.2 to the Company’s Annual Report on Form 20-F filed with the SEC on March 1, 2013 (File No. 001-34934)).
4.3	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form F-1/A filed with the SEC on October 27, 2010 (Registration No. 333-170033)).
4.4	Stockholder Rights Agreement (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form F-1 filed with the SEC on October 20, 2010 (Registration No. 333-170033)).

5.1	Opinion of Cozen O’Connor (New York) (special counsel on Marshall Islands law to the Company) (filed previously as Exhibit 5.1 to the Company’s Form F-3 on November 19, 2018).
5.2	Opinion of Cravath, Swaine & Moore LLP (United States counsel to the Company) (filed previously as Exhibit 5.2 to the Company’s Form F-3 on November 19, 2018).

23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Cozen O’Connor (New York) (included in Exhibit 5.1).
23.3	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.2).
24.1	Powers of Attorney (included on the signature page hereto).